                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------


                                   FORM 8-K/A


                                 CURRENT REPORT,
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (Date of earliest event reported): December 16, 1999


                              STERLING VISION, INC.
               (Exact Name of Registrant as Specified in Charter)


           New York                      1-14128                  11-3096941
----------------------------     ------------------------     ----------------
(State or Other Jurisdiction     (Commission File Number)     (I.R.S. Employer
      of Incorporation)                                      Identification No.)


                             1500 Hempstead Turnpike
                           East Meadow, New York 11554
                    ----------------------------------------
                    (Address of Principal Executive Offices)


                                 (516) 390-2100
                                 --------------
              (Registrant's telephone number, including area code)


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Item 5. Other Events

         1. On December 16, 1999, the Registrant and Rare Medium, Inc. ("RMI") entered into an Engagement Letter pursuant to which RMI (subject to the parties negotiation and execution of a definitive Services Agreement) agreed to render certain services to the Registrant in connection with its development and launching of a new Internet (Web) business and strategy; and

         2. On December 3, 1999, the Registrant issued and delivered to MY2000, LLC, a Delaware limited partnership, in consideration of its oral agreement to act as an independent advisor to the Registrant's Board of Directors in connection with its new Internet (Web) business and strategy, Warrants to purchase an aggregate of 2.5 million shares of the Registrant's Common Stock at a price of $2.00 per share.


Item 7. Financial Statements and Exhibits

Exhibit No.       Document.

10.91 Form of Engagement Letter, dated December 16, 1999, between the Registrant and Rare Medium, Inc. (incorporated by reference into the Registrant's Form 8-K, dated December 23,
                  1999).

10.92 Press Release, dated December 17, 1999 (incorporated by reference into the Registrant's Form 8-K, dated December 23,
                  1999).

10.93 Form of Warrant, dated December 3, 1999, in favor of MY2000, LLC (incorporated by reference into the Registrant's Form 8-K, dated December 23, 1999).

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      STERLING VISION, INC.

                                      By:      /s/Joseph Silver
                                             ------------------------
                                      Name:  Joseph Silver
                                      Title: Executive Vice President & General
                                             Counsel



Date:    January 10, 2000